UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2014

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 457-6060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2014, American Midstream Partners, LP (the “Partnership”), through its wholly owned subsidiary, American Midstream, LLC  entered into an agreement (the “Lavaca Purchase Agreement”) with ArcLight Energy Partners Fund V, L.P., a Delaware limited partnership, to purchase one of its wholly owned subsidiaries, HPIP Lavaca, LLC (“Lavaca LLC”), a Delaware limited liability company (the “Lavaca LLC Acquisition”).  The only asset of Lavaca LLC is the asset purchase agreement described in the paragraph below.  The aggregate purchase price for the Lavaca LLC Acquisition is $1,000. The closing of the Lavaca LLC Acquisition is subject to a financing condition for the Partnership and certain other customary conditions.

On December 13, 2013, Lavaca LLC entered into a Purchase and Sale Agreement (the “PVA Asset Purchase Agreement”) to acquire certain natural gas gathering assets, gas lift assets and related real property interests from a subsidiary of Penn Virginia Corporation (NYSE: PVA) (“PVA”) and certain other parties.  The assets to be acquired pursuant to the PVA Asset Purchase Agreement (the “PVA Asset Acquisition”) include approximately 120 miles of high- and low-pressure pipelines ranging from 4 to 8 inches in diameter with over 9,000 horsepower of leased compression, and associated facilities located in the Eagle Ford shale in Gonzales and Lavaca Counties, Texas (the “PVA Assets”).    Construction of the PVA Assets began in 2011 and the related system currently has operating capacity of approximately 90 million cubic feet per day (MMcf/d). This system is currently flowing more than 40 MMcf/d between sales volume and gas lift, and the Partnership expects an increase in volumes throughout 2014 and thereafter.  Production gathered by this system is compressed and delivered to a third-party for processing or redelivered to PVA, which is currently operating six to seven rigs on this system, for gas lift.

The aggregate purchase price for the PVA Asset Acquisition is approximately $100 million, plus purchase price adjustments for certain capital costs and expenses incurred by PVA between October 1, 2013 and the closing date.  Payment of the aggregate purchase price for the PVA Asset Acquisition will become the Partnership’s obligation upon the closing of the Lavaca LLC Acquisition described above.  The PVA Asset Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the PVA Asset Purchase Agreement. The closing of the PVA Asset Acquisition, which is expected to occur in the first quarter of 2014, is subject to customary closing conditions.

In connection with the PVA Asset Acquisition, Lavaca LLC expects to enter into a Construction and Field Gathering Agreement (the “Construction and Field Gathering Agreement”) with a subsidiary of PVA, pursuant to which it will be obligated, at its cost and expense, to construct, operate, and maintain additional gathering pipelines for connection to certain current and future PVA properties (excluding the PVA Assets) within an approximate 65,000 acre dedication area.  While the Partnership cannot guarantee with any certainty the future costs associated with such construction, operation, and maintenance, it currently expects that the aggregate capital expenditures over the next five years associated with this expansion construction will be $60-70 million,  including approximately $30 million to be incurred in 2014.  The Partnership expects to initially fund these costs with borrowings under its credit facility.  In exchange for the obligation to construct these gathering assets, Lavaca LLC will gather all of PVA’s operated, non-dedicated gas production within the approximate 65,000 acre dedication area for a period of 25 years from closing.  Should the Partnership be unable to finance the long-term capital expenditures associated with this construction, the commencement of operation of the pipelines may be delayed, which would adversely affect the revenues received from PVA.

The foregoing descriptions of the Lavaca Purchase Agreement and the PVA Asset Purchase Agreement set forth herein are summary in nature and are qualified in their entirety by reference to the full text of the Lavaca Purchase Agreement and the PVA Asset Purchase Agreement, copies of which are attached hereto as Exhibit 2.1, and are incorporated herein by reference.  The Lavaca Purchase Agreement and the PVA Asset Purchase Agreement contain customary representations, warranties, covenants and agreements by the Partnership and other parties thereto, indemnification obligations of the Partnership and other parties thereto, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

On January 22, 2014, the Partnership entered into a Series B Unit Purchase Agreement (the “Series B Unit Purchase Agreement”) with American Midstream GP, LLC, its general partner (the “General Partner”), and High Point Infrastructure Partners, LLC pursuant to which the Partnership agreed to issue in a private placement newly-designated Series B Units (the “Series B PIK Units”) representing limited partnership interests in the Partnership for approximately $30 million in aggregate proceeds (the “Series B Issuance”).  The Series B PIK Units will be issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.  The Series B PIK Units will convert into common units of the Partnership (“Common Units”) on a one-for-one basis on the second anniversary of the initial issuance of the Series B PIK Units.  The closing of the Series B Issuance is subject to a financing condition for us and certain other customary conditions.

In connection with issuance of the Series B PIK Units, the Partnership will enter into Amendment No. 2 to its Fourth Amended and Restated Agreement of Limited Partnership (the “Amendment”).  The Amendment establishes the terms of the Series B PIK Units and provides that each Series B PIK Unit will have the right to share in distributions from the Partnership on a pro rata basis with holders of the Partnership’s Common Units.  All or any portion of each distribution payable in respect of the Series B PIK Units (the “Series B PIK Unit Distribution”) may, at the Partnership’s election, be paid in additional Series B PIK Units, as further described in the Amendment.  To the extent any portion of the Series B PIK Unit Distribution is paid in Series B PIK Units for any quarter, the distribution to the holders of incentive distribution rights shall be reduced by that portion of the distribution that is attributable to the payment of those Series B PIK Units, as further described in the Amendment.  In addition, the Amendment increases to six (from three) the number of registrations that the Partnership shall be required to effect upon demand by the General Partner or any of its affiliates, subject to the terms and conditions contained in the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership.  The Series B PIK Units will have the same voting rights as if they were outstanding Common Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Series B PIK Units in relation to other classes of partnership interests or as required by law.

The foregoing description of the Series B Unit Purchase Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Series B Unit Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Series B Unit Purchase Agreement contains customary representations, warranties, covenants and agreements by the Partnership and other parties thereto, indemnification obligations of the Partnership and other parties thereto, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Series B Unit Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On January 16, 2014, Ms. Eileen Aptman announced her intention to resign as a member of the board of directors (the “Board”) of the General Partner.  Ms. Aptman’s resignation was not a result of any disagreement with the Partnership, the General Partner or its management on any matter relating to the Partnership’s or the General Partner’s operations, policies, or practices.  Ms. Aptman has agreed to continue to serve as a director until her replacement is appointed.  Ms. Aptman is a member of the Audit Committee and Compensation Committee and has previously served on Conflicts Committees of the Board.

Item 7.01 Regulation FD Disclosure.

On January 22, 2014, the Partnership issued a press release announcing the agreement to acquire Lavaca LLC described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01  Other Information

Exhibit 99.2 hereto replaces in its entirety the section entitled “Our Cash Distribution Policy” that appears in the Partnership’s Registration Statement on Form S-3 (333-183818) as filed with the Securities and Exchange Commission on November 22, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1

Limited Liability Company Unit Purchase and Sale Agreement, dated as of January 22, 2014 by and between American Midstream, LLC and ArcLight Energy Partners V, L.P., and to which the Form of Purchase and Sale Agreement, dated as of December 13, 2013, by and among Penn Virginia Oil & Gas, L.P., HPIP Lavaca, LLC and certain other parties, is attached as Exhibit A.

10.1	Series B Unit Purchase Agreement dated January 22, 2014

99.1	Press Release, dated January 22, 2014

99.2	Cash Distribution Policy

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the Lavaca LLC Acquisition, the PVA Asset Acquisition, operation of the PVA Assets, and the Series B Issuance. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond the Partnership’s control, including market conditions, financing conditions, and customary closing conditions for the transactions discussed herein. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, these transactions may not close and/or the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s reports filed from time to time with the Commission. The forward-looking statements contained herein speak only as of the date of this report.  The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC its General Partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

January 22, 2014

EXHIBITS INDEX

Exhibit Number	Description
2.1

Limited Liability Company Unit Purchase and Sale Agreement, dated as of January 22, 2014 by and between American Midstream, LLC and ArcLight Energy Partners V, L.P., and to which the Form of Purchase and Sale Agreement, dated as of December 13, 2013, by and among Penn Virginia Oil & Gas, L.P., HPIP Lavaca, LLC and certain other parties, is attached as Exhibit A.

10.1	Series B Unit Purchase Agreement dated January 22, 2014

99.1	Press Release, dated January 22, 2014

99.2	Cash Distribution Policy